Exhibit 99.1

CECO Environmental and Thermon Group Holdings Announce that their respective Stockholders Approved the Strategic Combination and Provide Update on Election Results

ADDISON, Texas, and AUSTIN, Texas, May 28, 2026 – CECO Environmental Corp. (Nasdaq: CECO) (“CECO”) and Thermon Group Holdings, Inc. (NYSE: THR) (“Thermon”) announced that both companies’ stockholders overwhelmingly voted to approve the previously announced strategic combination at their respective stockholder meetings held earlier today.

Preliminary results showed that approximately 99.93% of votes cast at CECO’s annual meeting were voted in favor of the transaction, and nearly 99.97% of the votes cast at Thermon’s meeting were in support of the combination. The final voting results will be reported in each of the company’s respective Form 8-K filings with the U.S. Securities and Exchange Commission.

“We appreciate the strong support from both companies’ stockholders and remain excited about bringing together complementary environmental and thermal capabilities to create a scaled platform of mission-critical solutions,” said Todd Gleason, Chief Executive Officer of CECO. “We look forward to completing the transaction in the coming days and realizing the compelling benefits of this combination for our shareholders, customers, employees and stakeholders.”

“The vote from today’s meeting reflects the confidence our stockholders have in the strategic rationale of this combination,” said Bruce Thames, President and Chief Executive Officer of Thermon. “We are proud of what Thermon has built and look forward to joining the CECO team and expanding our capabilities to better serve our customers around the world.”

The transaction is expected to close on or around June 1, 2026, subject to the satisfaction of customary closing conditions. The parties also announced the results of the elections made by Thermon stockholders of record regarding the form of consideration they wish to receive in exchange for their shares of Thermon common stock in connection with the transaction. As previously disclosed, the deadline to have made such an election was 5:00 p.m. Central Time on May 22, 2026 (the “Election Deadline”). As further described in the election materials and in the parties’ joint proxy statement/prospectus dated April 23, 2026, each Thermon stockholder will be entitled to receive, for each share of Thermon common stock held immediately prior to the closing of the transaction, one of the following forms of merger consideration: (i) $63.89 in cash, without interest (the “Cash Consideration”); (ii) 0.8110 of a share of CECO common stock (the “Stock Consideration”); or (iii) a combination of $10.00 in cash, without interest, and 0.6840 of a share of CECO common stock (the “Mixed Consideration”). The Cash Consideration and Stock Consideration are subject to proration as set forth in the merger agreement.

Based on the final results of the merger consideration election:

•	Thermon stockholders of record of approximately 41.18% of the outstanding shares of Thermon common stock elected to receive the Stock Consideration and, in accordance with the proration procedures in the merger agreement, each such outstanding share of Thermon common stock will be converted into the right to receive approximately $1.48 in cash and 0.7920 of a share of CECO common stock per share of Thermon common stock;
•	Thermon stockholders of record of approximately 6.50% of the outstanding shares of Thermon common stock elected to receive the Cash Consideration and, in accordance with the proration procedures in the merger agreement, each such outstanding share of Thermon common stock will be converted into the right to receive $63.89 in cash per share of Thermon common stock (without proration); and

•	Thermon stockholders of record of approximately 19.22% of the outstanding shares of Thermon common stock elected to receive the Mixed Consideration and, in accordance with the merger agreement, each such outstanding share of Thermon common stock will be converted into the right to receive $10.00 in cash and 0.6840 of a share of CECO common stock per share of Thermon common stock.

Thermon stockholders who did not make a valid election prior to the Election Deadline will be entitled to receive the Mixed Consideration. Each Thermon stockholder will receive cash in lieu of any fractional shares of CECO common stock that the stockholder otherwise would be entitled to receive. A more detailed description of the merger consideration and the allocation and proration procedures applicable to elections are contained in the joint proxy statement/prospectus.

About CECO

CECO Environmental is a leading environmentally focused, diversified industrial company, serving a broad landscape of industrial air, industrial water, and energy transition markets globally through its key business segments: Engineered Systems and Industrial Process Solutions. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. In regions around the world, CECO works to improve air quality, optimize the energy value chain, and provide custom solutions for applications in power generation, petrochemical processing, refining, midstream gas transport and treatment, electric vehicle and battery production, metals and mineral processing, polysilicon production, battery recycling, beverage can production, and produced and oily water/wastewater treatment along with a wide range of other industrial applications. CECO is listed on Nasdaq under the ticker symbol “CECO.” Incorporated in 1966, CECO’s global headquarters is in Addison, Texas. For more information, please visit www.cecoenviro.com.

About Thermon

Thermon is a diversified industrial technology company and a global leader in industrial process heating, temperature maintenance, environmental monitoring, and temporary power distribution solutions. We deliver engineered solutions that enhance operational awareness, safety, reliability, and efficiency to deliver the lowest total cost of ownership. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this press release that address events, or developments that CECO and Thermon expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the Proposed Transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include the expected timing and likelihood of completion of the Proposed Transaction, including the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the risk that the parties may not be able to satisfy remaining conditions to the Proposed Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Proposed Transaction, the risk that any announcements relating to the Proposed Transaction could have adverse effects on the market price of CECO’s common stock or Thermon’s common stock, the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of CECO and Thermon to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Proposed Transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond CECO’s or Thermon’s control, including those detailed in CECO’s registration statement on Form S-4, filed with the SEC on April 22, 2026, CECO’s annual reports on Form 10-K, CECO’s quarterly reports on Form 10-Q and CECO’s current reports on Form 8-K that are, in each case, available on its website at https://investors.cecoenviro.com and on the SEC’s website at https://www.sec.gov, and those detailed in Thermon’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Thermon’s website at https://ir.thermon.com and on the SEC’s website at https://www.sec.gov.

All forward-looking statements are based on assumptions that CECO or Thermon believe to be reasonable but that may not prove to be accurate. Such forward-looking statements are based on assumptions and analyses made by CECO and Thermon in light of their perceptions of current conditions, expected future developments, and other factors that CECO and Thermon believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual events may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release.

Neither CECO nor Thermon undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contacts:

CECO Contacts:

Marcio Pinto

Vice President - Financial Planning & Investor Relations

Investor.Relations@OneCECO.com

Investor Relations:

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

Investor.Relations@OneCECO.com

Media:

Ed Trissel / Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

CECO-JF@joelefrank.com